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                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the previously filed Registration Statement No. 333-29485 of Health Care Property Investors, Inc. of our report dated December 5, 1997, with respect to the Pro Forma Statements of Operations of the Acquired Properties (as listed in Item 2 of the Current Report on Form 8-K) included in the Current Report on Form 8-K dated December 5, 1997, filed with the Securities and Exchange Commission.



ARTHUR ANDERSEN LLP

Los Angeles, California
December 5, 1997